UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2014

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 20, 2014, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) elected incumbent public interest nonmember independent director Scott C. Syphax to a new term on the Bank's board. In addition, the participating Arizona members of the Bank elected

Brian M. Riley, President and Chief Executive Officer, Mohave State Bank, Lake Havasu City, Arizona, to serve on the Bank's board as an Arizona member director and the participating California members of the Bank elected incumbent director John F. Robinson, Director, Silicon Valley National Bank, Santa Clara, California, to serve on the Bank's board as a California member director. The term for each of these positions is four years, beginning January 1, 2015, and ending December 31, 2018. The Bank's board appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's Board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy. Mr. Riley will fill the Arizona member director seat currently held by W. Douglas Hile, whose term expires at the end of 2014 and who did not seek re-election.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2014 director elections were conducted by mail. No in-person meeting of the members was held. In the at-large election concluded on November 20, 2014, one candidate, incumbent public interest nonmember independent director Scott C. Syphax, was nominated by the Bank’s board to run for the public interest nonmember independent director position. Of the 353 institutions eligible to vote in the at-large election, 165 participated, casting a total of 4,477,012 votes. Mr. Syphax received all of the votes cast (representing 41.9% of total eligible voting shares). Mr. Syphax was elected.

Institutions eligible to vote in the 2014 Arizona member director election nominated two candidates for the Arizona member director position to be filled in the 2014 Arizona member director election. Of these two candidates, Brian M. Riley was elected. Of the 37 institutions eligible to vote in the 2014 Arizona member director election, 29 participated, casting a total of 349,535 votes, of which Mr. Riley received 179,210 votes. The table below shows the number of votes that each candidate received in the 2014 election for the Arizona member director position:

Name	Member	Votes
Michael D. Nelson	Executive Vice President and Chief Executive Officer Gateway Commercial Bank, Mesa, AZ	170,325
Brian M. Riley (elected)	President and Chief Executive Officer Mohave State Bank, Lake Havasu City, AZ	179,210

Institutions eligible to vote in the 2014 California member director election nominated three candidates for the California member director position to be filled in the 2014 California member director election. Of these three candidates, incumbent director John F. Robinson was elected. Of the 302 institutions eligible to vote in the 2014 California member director election, 132 participated, casting a total of 4,594,392 votes, of which Mr. Robinson received 3,368,505 votes. The table below shows the number of votes that each candidate received in the 2014 election for the California member director position:

Name	Member	Votes
Jimmy D. Black	President First National Bank of Northern California, South San Francisco, CA	984,312
Douglas J. Bystry	President and Chief Executive Officer Clearinghouse Community Development Financial Institution, Lake Forest, CA	241,575
John F. Robinson (elected)	Director Silicon Valley Bank, Santa Clara, CA	3,368,505

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release, dated November 20, 2014, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 21, 2014	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer